Exhibit 99.1
Editorial Contact:	Investor Relations Contact:
Thomas Stites	Simon Biddiscombe
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283

MINDSPEED® REPORTS FISCAL 2006 FOURTH QUARTER RESULTS

Company Initiates Restructuring

NEWPORT BEACH, Calif., Oct 30, 2006 - Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $32.2 million for the fourth quarter of fiscal 2006, which ended Sept. 30, 2006, a decrease of 10 percent compared to $35.9 million for the third quarter of fiscal 2006 and up 4 percent over the $31.1 million reported for the fourth quarter of fiscal 2005.

The company’s operating loss on a non-GAAP basis was $4.9 million for the fourth fiscal quarter compared to a non-GAAP operating profit of $73,000 for the third fiscal quarter of 2006. Presented on a GAAP basis, the operating loss was $7.0 million compared to $3.2 million for the third quarter of fiscal 2006.

The net loss for the fourth quarter of fiscal 2006 on a non-GAAP basis was $5.3 million, or $0.05 cents per share, compared to $1.3 million, or $0.01 per share, for the third fiscal quarter. Presented on a GAAP basis, the net loss was $7.4 million, or $0.07 per share, compared to $4.5 million, or $0.04 per share, for the third fiscal quarter. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Revenues from multiservice access voice-over-IP (VoIP) solutions decreased 3 percent sequentially, contributing 27 percent of total fourth quarter revenues. Revenues from high-performance analog products decreased 9 percent sequentially, contributing 33 percent of the total. Revenues from WAN communications products declined 16 percent, contributing the remaining 40 percent of fourth quarter revenues.

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Mindspeed Reports Fiscal 2006 Fourth Quarter Results

“The Mindspeed team is pleased to have achieved the revenue expectations we set at the beginning of our fourth fiscal quarter, despite weak market conditions,” said Raouf Halim, Mindspeed’s chief executive officer. “Today we are commencing a companywide restructuring to position Mindspeed for a return to non-GAAP operating profitability at roughly current revenue levels, and expect to drive increased earnings leverage as our revenues grow in the future,” Halim said.

Mindspeed expects to lower its non-GAAP quarterly operating expenses over the next two quarters to a new target of $22.5 million in the third quarter of fiscal 2007, a reduction of approximately 13 percent from its prior non-GAAP operating expense target of $26 million. The restructuring actions will result in cost reductions in sales, general and administrative functions, combined with the continued transition of selected US-based engineering resources to Mindspeed’s offshore design centers in the Ukraine, India, China, and Dubai.

“We believe that shifting engineering resources to our offshore locations will result in a more cost-effective worldwide development organization as well as more efficient localized support for our international customers,” said Halim. “In fact, we expect to increase our total worldwide headcount by approximately 10 percent with additional research and development staff in our offshore design centers.”

When its restructuring activities are complete, Mindspeed expects to achieve annualized savings of approximately $14 million. The company anticipates incurring special charges of $4.2 million over the next two quarters, primarily associated with severance costs for affected employees and the impairment of certain excess space at its Newport Beach headquarters.

Outlook

Based on current backlog and anticipated order trends, Mindspeed expects first quarter fiscal 2007 revenues to be approximately flat sequentially, and non-GAAP gross margin to be approximately 65 percent. The company expects first quarter non-GAAP operating expenses to be approximately $25 million. As a result, Mindspeed expects its fiscal 2007 first quarter non-GAAP operating loss to be approximately $4.0 million.

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Mindspeed Reports Fiscal 2006 Fourth Quarter Results

Fourth Quarter Fiscal 2006 Conference Call

Mindspeed will conduct a conference call to discuss its fourth quarter fiscal 2006 results this afternoon, Monday, Oct. 30, at 2:00 p.m. PST/5:00 p.m. EST. To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference will be available from two hours after the conclusion of the call for 30 days. The replay will be available on Mindspeed’s web site at www.mindspeed.com or by calling 800-642-1687 (domestic) or 706-645-9291 (international); conference ID: 8122970.

About Mindspeed Technologies®

    Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.
    The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.
    Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
    To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading “Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding trends and future performance of the company’s business units; the implementation of restructuring activities and their expected impact on the company’s business and operating results; reductions in operating expense; backlog; and operating results for future periods. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to reduce operating expenses and maintain operating expenses within anticipated levels; uncertainties about the impact of restructuring activities on the company’s business and operating results; the company’s ability to reduce its cash consumption; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; availability and terms of capital needed for the company’s business; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; changes in our customers’ inventory levels and inventory management practices; fluctuation in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2005, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2006 Fourth Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Year Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,
	2006	2006	2005	2006	2005

Net revenues	$32,212	$35,894	$31,079	$135,919	$111,777
Cost of goods sold (a)(b)	11,694	11,195	9,199	43,592	33,704
Gross margin	20,518	24,699	21,880	92,327	78,073

Operating expenses:
Research and development (a)	15,508	15,049	16,390	64,104	71,355
Selling, general and administrative (a)	11,665	11,807	9,982	46,970	41,871
Amortization of intangible assets	—	—	—	—	20,481
Special charges (a)(c)	316	1,053	143	2,550	5,999
Total operating expenses	27,489	27,909	26,515	113,624	139,706

Operating loss	(6,971)	(3,210)	(4,635)	(21,297)	(61,633)

Other income (expense), net	(601)	(391)	(179)	(1,368)	(626)

Loss before income taxes	(7,572)	(3,601)	(4,814)	(22,665)	(62,259)

Provision for income taxes	(220)	943	(526)	1,849	370

Net loss	$(7,352)	$(4,544)	$(4,288)	$(24,514)	$(62,629)

Net loss per share, basic and diluted	$(0.07)	$(0.04)	$(0.04)	$(0.23)	$(0.61)

Weighted-average number of shares	106,938	106,510	103,183	105,537	102,190
used in per share computation

(a) Includes stock-based compensation as follows:

Cost of goods sold	$114	$110	$2	$399	$10
Research and development	674	785	53	2,757	231
Selling, general and administrative	980	1,335	71	3,831	185
Special charges	(53)	199	—	320	—

	$1,715	$2,429	$126	$7,307	$426

(b)Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $1.7 million (September 2006), $1.1 million (June 2006) and $1.5 million (September 2005). For the years ended September 30, 2006 and 2005, the favorable effect of such sales was $5.5 million and $8.7 million, respectively.

(c) Special charges consist of asset impairments and restructuring charges.

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Mindspeed Reports Fiscal 2006 Fourth Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended			Year ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,
	2006	2006	2005	2006	2005

Reconciliation of Non-GAAP Gross Margin
to GAAP Gross Margin
Non-GAAP gross margin	$20,632	$24,809	$21,882	$92,726	$78,083
Items excluded from non-GAAP gross margin:
Stock-based compensation (d)	114	110	2	399	10
Gross margin	$20,518	$24,699	$21,880	$92,327	$78,073

Reconciliation of Non-GAAP Operating Expenses
to GAAP Operating Expenses
Non-GAAP operating expenses	$25,519	$24,736	$26,248	$104,486	$112,810
Items excluded from non-GAAP operating expenses:
Stock-based compensation (d)	1,654	2,120	124	6,588	416
Amortization of intangible assets	—	—	—	—	20,481
Special charges (d)(e)	316	1,053	143	2,550	5,999
Operating expenses	$27,489	$27,909	$26,515	$113,624	$139,706

Reconciliation of Non-GAAP Operating Income (Loss)
to GAAP Operating Loss
Non-GAAP operating income (loss)	$(4,887)	$73	$(4,366)	$(11,760)	$(34,727)
Items excluded from non-GAAP operating income (loss):
Stock-based compensation (d)	1,768	2,230	126	6,987	426
Amortization of intangible assets	—	—	—	—	20,481
Special charges (d)(e)	316	1,053	143	2,550	5,999
Operating loss	$(6,971)	$(3,210)	$(4,635)	$(21,297)	$(61,633)

Reconciliation of Non-GAAP Net Loss to GAAP Net
Loss
Non-GAAP net loss	$(5,268)	$(1,261)	$(4,019)	$(14,977)	$(35,723)
Items excluded from non-GAAP net loss:
Stock-based compensation (d)	1,768	2,230	126	6,987	426
Amortization of intangible assets	—	—	—	—	20,481
Special charges (d)(e)	316	1,053	143	2,550	5,999
Net loss	$(7,352)	$(4,544)	$(4,288)	$(24,514)	$(62,629)

Reconciliation of Non-GAAP Net Loss Per Share
to GAAP Net Loss Per Share
Loss per share, basic and diluted:
Non-GAAP net loss	$(0.05)	$(0.01)	$(0.04)	$(0.14)	$(0.35)
Adjustments	(0.02)	(0.03)	—	(0.09)	(0.26)
Net loss	$(0.07)	$(0.04)	$(0.04)	$(0.23)	$(0.61)

Reconciliation of Non-GAAP Cash Consumption to Net
Increase (Decrease) in Cash and Cash Equivalents
Cash consumption	$(2,869)	$(3,350)	$(7,917)	$(15,072)	$(30,929)
Sale of convertible senior notes	—	—	—	—	43,930
Deferred financing costs	—	—	—	—	(433)
Net sales (purchases) of marketable securities	12,450	9,272	2,390	29,713	(40,871)
Net increase (decrease) in cash and cash equivalents	$9,581	$5,922	$(5,527)	$14,641	$(28,303)

(d) Stock-based compensation consists of:

Cost of goods sold	$114	$110	$2	$399	$10
Research and development	674	785	53	2,757	231
Selling, general and administrative	980	1,335	71	3,831	185
Special charges	(53)	199	—	320	—

	$1,715	$2,429	$126	$7,307	$426
(e) Special charges consist of asset impairments and restructuring charges.

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Mindspeed Reports Fiscal 2006 Fourth Quarter Results

Non-GAAP Measures
We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, amortization of intangible assets and/or the effects of special charges such as asset impairments and restructuring charges. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, operating expenses, operating income (loss), net loss, net loss per share and cash consumption internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense. Non-GAAP operating expenses, operating income (loss), net loss and net loss per share exclude stock-based compensation expense, amortization of intangible assets and special charges. Non-GAAP cash consumption is the net increase (decrease) in cash and cash equivalents excluding the sale of convertible senior notes, deferred financing costs and purchases and sales of marketable securities.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods in fiscal year 2006 include stock-based compensation expense. However, our statements of operations for periods prior to fiscal year 2006 are not required to be restated. We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude amortization of intangible assets from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We provide cash consumption because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges and stock-based compensation expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation, amortization of intangible assets and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

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Mindspeed Reports Fiscal 2006 Fourth Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	Sept. 30,	Sept. 30,
	2006	2005
ASSETS
Current Assets
Cash and cash equivalents (f)	$29,976	$15,335
Marketable securities (f)	11,260	40,094
Receivables, net	14,786	16,356
Inventories	19,008	10,730
Other current assets	3,690	3,389
Total current assets	78,720	85,904

Property, plant and equipment, net	12,961	14,890
Other assets (f)	4,861	4,710
Total assets	$96,542	$105,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$10,639	$9,776
Deferred revenue	5,047	3,452
Accrued compensation and benefits	5,038	6,722
Restructuring	1,667	3,442
Other current liabilities	5,449	3,180
Total current liabilities	27,840	26,572

Convertible senior notes	44,618	44,219
Other liabilities	608	887
Total liabilities	73,066	71,678

Stockholders' equity	23,476	33,826
Total liabilities and stockholders' equity	$96,542	$105,504

(f)	Combined cash and marketable securities consists of the following:

	Sept. 30,	Sept. 30,
	2006	2005
Cash and cash equivalents	$29,976	$15,335
Marketable securities, current	11,260	40,094
Marketable securities, noncurrent, included in other assets	—	837
Combined cash and marketable securities	$41,236	$56,266

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Mindspeed Reports Fiscal 2006 Fourth Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Year ended
	Sept. 30,
	2006	2005

Cash Flows From Operating Activities
Net loss	$(24,514)	$(62,629)
Adjustments required to reconcile net loss
to net cash used in operating activities:
Depreciation	6,490	9,140
Amortization of intangible assets	—	20,481
Stock compensation	7,516	426
Asset impairments	—	810
Inventory provisions	(586)	489
Other non-cash items, net	421	522
Changes in assets and liabilities:
Receivables	1,585	3,422
Inventories	(7,692)	767
Accounts payable	863	(3,336)
Deferred revenue	1,595	(19)
Accrued expenses and other current liabilities	(335)	(376)
Other	(1,223)	94

Net cash used in operating activities	(15,880)	(30,209)

Cash Flows From Investing Activities
Capital expenditures	(4,488)	(3,980)
Sales of assets	—	151
Net sales (purchases) of marketable securities	29,713	(40,871)

Net cash provided by (used in) investing activities	25,225	(44,700)

Cash Flows From Financing Activities
Sale of convertible senior notes	—	43,930
Exercise of options and warrants	5,296	3,109
Deferred financing costs	—	(433)

Net cash provided by financing activities	5,296	46,606

Net increase (decrease) in cash and cash equivalents	14,641	(28,303)
Cash and cash equivalents at beginning of period	15,335	43,638

Cash and cash equivalents at end of period	$29,976	$15,335

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Mindspeed Reports Fiscal 2006 Fourth Quarter Results

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended
	Sept. 30,	June 30,	Sept. 30,	Year ended Sept. 30,
	2006	2006	2005	2006	2005

Gross margin %	64%	69%	70%	68%	70%

Cash provided by (used in):
Operating activities	$(1,519)	$(3,431)	$(7,365)	$(15,880)	$(30,209)
Investing activities	10,961	7,808	1,644	25,225	(44,700)
Financing activities	139	1,545	194	5,296	46,606
Net increase (decrease) in cash	$9,581	$5,922	$(5,527)	$14,641	$(28,303)

Depreciation (g)	$1,249	$1,467	$2,068	$6,490	$9,140
Capital expenditures	1,489	1,464	748	4,488	3,980

Revenues by region:
Americas	$9,214	$11,557	$12,662	$45,661	$42,366
Europe	4,132	5,941	5,010	16,540	14,880
Asia-Pacific	18,866	18,396	13,407	73,718	54,531
	$32,212	$35,894	$31,079	$135,919	$111,777

Revenues by product line:
Multiservice access DSP products	$8,671	$8,896	$8,860	$37,404	$33,048
High-performance analog products	10,807	11,925	7,059	42,742	27,087
WAN communications products	12,734	15,073	15,160	55,773	51,642
	$32,212	$35,894	$31,079	$135,919	$111,777
(g) Does not include amortization of intangible assets.

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